EXHIBIT 99.1

NEWS RELEASE
Cleveland-Cliffs Inc. Reports First-Quarter 2019 Results and Announces Additional Share Repurchase Authorization
CLEVELAND—April 25, 2019—Cleveland-Cliffs Inc. (NYSE: CLF) today reported first-quarter results for the period ended March 31, 2019.
The Company reported consolidated revenues of $157 million, compared to the prior year's first-quarter consolidated revenues of $180 million. Cost of goods sold was $126 million compared to $119 million reported in the first quarter of 2018.
The Company recorded a loss of $22 million, or $0.08 per diluted share, compared to a loss of $84 million, or $0.29 per diluted share, recorded in the prior-year first quarter. For the first quarter of 2019, the Company reported adjusted EBITDA1 of $21 million, compared to the prior year's first quarter adjusted EBITDA1 of $52 million.

	(In Millions)
	Three Months Ended March 31,
	2019	2018
Adjusted EBITDA[1]
Mining and Pelletizing	$47.5	$77.1
Metallics	(0.8)	(0.3)
Corporate	(25.6)	(24.5)
Total Adjusted EBITDA[1]	$21.1	$52.3
During the first quarter, Cliffs repurchased 11.5 million common shares at a cost of $124 million in the aggregate. Since the initiation of the share repurchase program, the Company has repurchased 17 million shares at a cost of $171 million, or $10.11 per share. As of March 31, 2019, Cliffs had 282.8 million shares outstanding.
Lourenco Goncalves, Cleveland-Cliffs' Chairman, President and Chief Executive Officer, said, “With the winter and the first quarter behind us, we enter the three strong quarters of a 2019 that is shaping up to be another multi-year high in adjusted EBITDA for Cleveland-Cliffs. Robust manufacturing activity in the United States, stimulated by a still under-appreciated tax reform and a massive shortage of iron ore and pellets in the international markets, creates a perfect combination to boost Cleveland-Cliffs’ ability to generate cash.” Mr. Goncalves continued, “We don’t see any short-term or even mid-term solution for the multi-year shortage of iron ore and pellets created by the serious problems in Brazil, and what we see now should be the new normal for the foreseeable future. Thanks to the design of the sales contracts we put in place, Cleveland-Cliffs will continue to benefit from this New Normal. Additionally, our comfortable financial position should be further enhanced in 2020 and beyond, as we remain on track to complete the construction of our HBI plant in Toledo, Ohio and start selling HBI to EAF steelmakers in a little more than a year from now." Mr. Goncalves concluded, "At this time, we expect to generate in excess of $800 million dollars in adjusted EBITDA in 2019. We plan to continue to put the cash generated to good use by paying down debt and returning cash to our shareholders, both through dividends and by taking advantage of our low equity valuation with the use of share buybacks."
On November 24, 2018, the Company’s Board of Directors had authorized the Company to buy back its common shares up to a maximum of $200 million worth of shares and, on April 24, 2019, the Company’s Board of Directors authorized an additional amount of up to $100 million. With that, the Company currently has the ability to buy up to an increased amount of approximately $129 million of its common shares, which results from the additional $100 million of share buyback authorization plus approximately $29 million remaining from the earlier authorization.  Share buybacks may be made via acquisitions in the open market or privately negotiated transactions, including through accelerated share repurchases or pursuant to the terms of a Rule 10b5-1 plan. The Company is not obligated to make any purchases and the program may be suspended or discontinued at any time.  The authorization is active until December 31, 2019.

Mining and Pelletizing

	Three Months Ended March 31,
	2019	2018
Volumes - In Thousands of Long Tons
Sales volume	1,550	1,611
Production volume	4,401	4,500
Sales Margin - In Millions
Revenues from product sales and services	$157.0	$180.0
Cost of goods sold	126.1	118.5
Sales margin	$30.9	$61.5
Sales Margin - Per Long Ton
Revenues from product sales and services*	$93.81	$105.03

Cash cost of goods sold rate[2]	61.94	57.05
Depreciation, depletion and amortization	11.94	9.81
Cost of goods sold*	73.88	66.86
Sales margin	$19.93	$38.17

*Excludes revenues and expenses related to domestic freight, which are offsetting and have no impact on sales margin.
Mining and Pelletizing pellet sales volume in the first quarter of 2019 was 1.6 million long tons, relatively flat when compared to the prior year's first quarter.
Realized revenues per ton of $93.81 decreased 11 percent from the prior-year period, primarily due to the favorable 2018 HRC price-related revaluation that did not recur in 2019. The decrease was partially offset by increased iron ore prices. As expected, the first quarter revenue rate was lower than the full-year expected range due to an unfavorable customer mix driven by a higher proportion of rail shipments during the annual Soo Locks closure.
Cash cost of goods sold rate2 was $61.94 per long ton, compared to $57.05 per long ton in the prior year's first quarter. The increase was driven by higher maintenance, transportation, and stripping costs, along with higher costs related to improved profitability outlook, including employee profit sharing and higher royalties.

Outlook

2019 Outlook Summary
Per Long Ton Information	Mining and Pelletizing
Cost of goods sold rate	$74 - $79
Less:
Freight expense rate (A)	$8
Depreciation, depletion & amortization rate	$4
Cash cost of goods sold rate[2]	$62 - $67

Sales volume (million long tons) (B)	20.0
Production volume (million long tons)	20.0

(A) Freight has an offsetting amount in revenue and has no impact on sales margin.
(B) This includes approximately 500,000 long tons of intercompany sales volumes to Cliffs' HBI facility.

Mining and Pelletizing Outlook (Long Tons)
Based on the assumption that relevant pricing indices will average for the remainder of 2019 their respective year-to-date averages, including iron ore prices of $85 per metric ton, steel prices of $691 per short ton, and pellet premiums of $67 per metric ton, Cliffs would expect to realize Mining and Pelletizing revenue rates in the range of $108 to $113 per long ton, a $6 per long ton increase versus the comparable range provided last quarter. Assuming spot prices as of April 23, 2019 including an iron ore price of $94 per metric ton, a steel price of $676 per short ton, and a pellet premium of $66 per metric ton, will average these levels for the remainder of 2019, Cliffs would expect to realize Mining and Pelletizing revenue rates in the range of $111 to $116 per long ton for the full-year 2019.

For 2019, Cliffs maintained its full-year sales and production volume expectation of 20 million long tons. Cliffs' full-year 2019 Mining and Pelletizing cash cost of goods sold rate2 expectation is maintained at $62 to $67 per long ton.

Other Outlook
Cliffs' full-year 2019 SG&A expense expectation of $120 million is being maintained. Cliffs also notes that of the $120 million expectation, approximately $20 million is considered non-cash. The Company's full-year 2019 net interest expense expectation is maintained at $100 million. Full-year 2019 depreciation, depletion and amortization is expected to be approximately $80 million.

Based on refined projections, the Company’s 2019 effective tax rate is now expected to be approximately 12-14 percent.  Due to the Company's NOL position, its cash tax payments are still expected to be zero.

Cliffs also expects to receive $117 million in cash tax refunds during the second quarter of 2019, which is earlier than previously expected.

Cliffs total capital expenditures expectation of approximately $555 million (including capitalized interest) for the year 2019 is maintained.

Conference Call Information
Cleveland-Cliffs Inc. will host a conference call this morning, April 25, 2019, at 9 a.m. ET. The call will be broadcast live and archived on Cliffs' website: www.clevelandcliffs.com
About Cleveland-Cliffs Inc.
Founded in 1847, Cleveland-Cliffs Inc. is the largest and oldest independent iron ore mining company in the United States. We are a major supplier of iron ore pellets to the North American steel industry from our mines and pellet plants located in Michigan and Minnesota. By 2020, Cliffs expects to be the sole producer of hot briquetted iron (HBI) in the Great Lakes region with the development of its first production plant in Toledo, Ohio. Driven by the core values of safety, social, environmental and capital stewardship, our employees endeavor to provide all stakeholders with operating and financial transparency. For more information, visit http://www.clevelandcliffs.com.

Forward-Looking Statements
This report contains statements that constitute "forward-looking statements" within the meaning of the federal securities laws. As a general matter, forward-looking statements relate to anticipated trends and expectations rather than historical matters. Forward-looking statements are subject to uncertainties and factors relating to Cliffs’ operations and business environment that are difficult to predict and may be beyond our control. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These statements speak only as of the date of this report, and we undertake no ongoing obligation, other than that imposed by law, to update these statements. Uncertainties and risk factors that could affect Cliffs’ future performance and cause results to differ from the forward-looking statements in this report include, but are not limited to: uncertainty and weaknesses in global economic conditions, including downward pressure on prices caused by oversupply or imported products, reduced market demand and risks related to U.S. government actions with respect to Section 232 of the Trade Expansion Act (as amended by the Trade Act of 1974), the United States-Mexico-Canada Agreement and/or other trade agreements, treaties or policies; continued volatility of iron ore and steel prices and other trends, which may impact the price-adjustment calculations under our sales contracts; our ability to successfully diversify our product mix and add new customers beyond our traditional blast furnace clientele; our ability to cost-effectively achieve planned production rates or levels, including at our HBI plant; our ability to successfully identify and consummate any strategic investments or development projects, including our HBI plant; the impact of our customers reducing their steel production due to increased market share of steel produced using other methods or lighter-weight steel alternatives; our actual economic iron ore reserves or reductions in current mineral estimates, including whether any mineralized material qualifies as a reserve; the outcome of any contractual disputes with our customers, joint venture partners or significant energy, material or service providers or any other litigation or arbitration; problems or uncertainties with sales volume or mix, productivity, tons mined, transportation, mine-closure obligations, environmental liabilities, employee-benefit costs and other risks of the mining industry; impacts of existing and increasing governmental regulation and related costs and liabilities, including failure to receive or maintain required operating and environmental permits, approvals, modifications or other authorization of, or from, any governmental or regulatory entity and costs related to implementing improvements to ensure compliance with regulatory changes; our ability to maintain adequate liquidity, our level of indebtedness and the availability of capital could limit cash flow available to fund working capital, planned capital expenditures, acquisitions and other general corporate purposes or ongoing needs of our business; our ability to continue to pay cash dividends, and the amount and timing of any cash dividends; our ability to maintain appropriate relations with unions and employees; the ability of our customers, joint venture partners and third party service providers to meet their obligations to us on a timely basis or at all; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets, as well as any resulting impairment charges; uncertainties associated with natural disasters, weather conditions, unanticipated geological conditions, supply or price of energy, equipment failures and other unexpected events; adverse changes in interest rates and tax laws; and the potential existence of significant deficiencies or material weakness in our internal control over financial reporting. For additional factors affecting the business of Cliffs, refer to Part II – Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2018. You are urged to carefully consider these risk factors.

SOURCE: Cleveland-Cliffs Inc.

MEDIA CONTACT:	INVESTOR CONTACT:
Patricia Persico Director, Corporate Communications (216) 694-5316	Paul Finan Director, Investor Relations (216) 694-6544
FINANCIAL TABLES FOLLOW
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CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED OPERATIONS

	(In Millions, Except Per Share Amounts)
	Three Months Ended March 31,
	2019	2018
REVENUES FROM PRODUCT SALES AND SERVICES
Product	$145.4	$169.2
Freight	11.6	10.8
	157.0	180.0
COST OF GOODS SOLD	(126.1)	(118.5)
SALES MARGIN	30.9	61.5
OTHER OPERATING EXPENSE
Selling, general and administrative expenses	(28.1)	(25.1)
Miscellaneous – net	(3.6)	(6.1)
	(31.7)	(31.2)
OPERATING INCOME (LOSS)	(0.8)	30.3
OTHER INCOME (EXPENSE)
Interest expense, net	(25.1)	(32.4)
Other non-operating income	0.1	4.4
	(25.0)	(28.0)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(25.8)	2.3
INCOME TAX BENEFIT (EXPENSE)	3.7	(15.7)
LOSS FROM CONTINUING OPERATIONS	(22.1)	(13.4)
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	—	(70.9)
NET LOSS	$(22.1)	$(84.3)

LOSS PER COMMON SHARE – BASIC
Continuing operations	$(0.08)	$(0.05)
Discontinued operations	—	(0.24)
	$(0.08)	$(0.29)
LOSS PER COMMON SHARE – DILUTED
Continuing operations	$(0.08)	$(0.05)
Discontinued operations	—	(0.24)
	$(0.08)	$(0.29)
AVERAGE NUMBER OF SHARES (IN THOUSANDS)
Basic	289,525	297,266
Diluted	289,525	297,266

CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED FINANCIAL POSITION

	(In Millions)
	March 31, 2019	December 31, 2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$430.2	$823.2
Accounts receivable, net	20.1	226.7
Inventories	312.7	87.9
Supplies and other inventories	97.3	93.2
Derivative assets	107.4	91.5
Income tax receivable, current	117.3	117.3
Other current assets	41.0	39.8
TOTAL CURRENT ASSETS	1,126.0	1,479.6
PROPERTY, PLANT AND EQUIPMENT, NET	1,410.3	1,286.0
OTHER ASSETS
Deposits for property, plant and equipment	68.3	83.0
Income tax receivable, non-current	121.3	121.3
Deferred income taxes	466.6	464.8
Other non-current assets	113.8	94.9
TOTAL OTHER ASSETS	770.0	764.0
TOTAL ASSETS	$3,306.3	$3,529.6
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$171.7	$186.8
Accrued employment costs	42.1	74.0
Accrued interest	23.0	38.4
Partnership distribution payable	43.8	43.5
Other current liabilities	113.4	125.5
TOTAL CURRENT LIABILITIES	394.0	468.2
PENSION AND POSTEMPLOYMENT BENEFIT LIABILITIES	244.2	248.7
ENVIRONMENTAL AND MINE CLOSURE OBLIGATIONS	174.4	172.0
LONG-TERM DEBT	2,087.0	2,092.9
OTHER LIABILITIES	145.0	123.6
TOTAL LIABILITIES	3,044.6	3,105.4
EQUITY
TOTAL EQUITY	261.7	424.2
TOTAL LIABILITIES AND EQUITY	$3,306.3	$3,529.6

CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
STATEMENTS OF UNAUDITED CONDENSED CONSOLIDATED CASH FLOWS

	(In Millions)
	Three Months Ended March 31,
	2019	2018
OPERATING ACTIVITIES
Net loss	$(22.1)	$(84.3)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation, depletion and amortization	19.9	23.9
Gain on derivatives	(5.7)	(40.8)
Other	9.8	25.9
Changes in operating assets and liabilities:
Receivables and other assets	199.9	196.3
Inventories	(224.8)	(193.0)
Payables, accrued expenses and other liabilities	(88.2)	(70.9)
Net cash used by operating activities	(111.2)	(142.9)
INVESTING ACTIVITIES
Purchase of property, plant and equipment	(132.7)	(12.4)
Deposits for property, plant and equipment	(1.4)	(59.0)
Other investing activities	8.5	—
Net cash used by investing activities	(125.6)	(71.4)
FINANCING ACTIVITIES
Repurchase of common shares	(124.3)	—
Dividends paid	(14.8)	—
Repurchase of debt	(10.3)	—
Other financing activities	(8.4)	(7.0)
Net cash used by financing activities	(157.8)	(7.0)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	—	0.2
DECREASE IN CASH AND CASH EQUIVALENTS, INCLUDING CASH CLASSIFIED WITHIN OTHER CURRENT ASSETS RELATED TO DISCONTINUED OPERATIONS	(394.6)	(221.1)
LESS: DECREASE IN CASH AND CASH EQUIVALENTS FROM DISCONTINUED OPERATIONS, CLASSIFIED WITHIN OTHER CURRENT ASSETS	(1.6)	—
NET DECREASE IN CASH AND CASH EQUIVALENTS	(393.0)	(221.1)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	823.2	978.3
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$430.2	$757.2

1 CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EBITDA AND ADJUSTED EBITDA
In addition to the consolidated financial statements presented in accordance with U.S. GAAP, the Company has presented EBITDA and adjusted EBITDA on a consolidated basis. EBITDA and Adjusted EBITDA are non-GAAP financial measures that management uses in evaluating operating performance. The presentation of these measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of these measures may be different from non-GAAP financial measures used by other companies. A reconciliation of these consolidated measures to their most directly comparable GAAP measures is provided in the table below.

	(In Millions)
	Three Months Ended March 31,
	2019	2018
Net loss	$(22.1)	$(84.3)
Less:
Interest expense, net	(25.1)	(33.5)
Income tax benefit (expense)	3.7	(15.7)
Depreciation, depletion and amortization	(19.9)	(23.9)
EBITDA	$19.2	$(11.2)
Less:
Foreign exchange remeasurement	$0.1	$(0.4)
Loss on extinguishment of debt	(0.3)	—
Impact of discontinued operations	—	(63.1)
Severance costs	(1.7)	—
Adjusted EBITDA	$21.1	$52.3

We have provided full year adjusted EBITDA guidance of in excess of $800 million. It is not possible for management to identify the amount or significance of future adjustments to calculate adjusted EBITDA, such as foreign exchange remeasurement, loss on extinguishment of debt and severance costs. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, management is unable to reconcile without unreasonable effort the Company's forecasted adjusted EBITDA to its most directly comparable GAAP financial measure. However, items excluded from our adjusted EBITDA guidance include the historical adjustments noted in the table above.

2 CLEVELAND-CLIFFS INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION EXPLANATIONS
The Company presents cash cost of goods sold rate per long/metric ton, which is a non-GAAP financial measure that management uses in evaluating operating performance. Cliffs believes the presentation of non-GAAP cash cost of goods sold is useful to investors because it excludes depreciation, depletion and amortization, which are non-cash, and freight, which has no impact on sales margin, thus providing a more accurate view of the cash outflows related to the sale of iron ore. The presentation of this measure is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of this measure may be different from non-GAAP financial measures used by other companies. Below is a reconciliation in dollars of this non-GAAP financial measure to our consolidated financial statements.

	(In Millions)
	Mining and Pelletizing
	Three Months Ended March 31,
	2019	2018
Cost of goods sold	$126.1	$118.5
Less:
Freight	11.6	10.8
Depreciation, depletion & amortization	18.5	15.8
Cash cost of goods sold	$96.0	$91.9